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                                                                    EXHIBIT 10.8

                              NON-COMPETE AGREEMENT


     THIS NON-COMPETE AGREEMENT is entered into this _____ day of ___________, 2000, by _________________________, a Minnesota resident ("Officer"), in favor of MacDermid Incorporated, a Connecticut corporation and its subsidiaries and affiliates ("Buyer").

Whereas, Officer is an executive officer of VirtualFund.com, Inc. (the "Sellers' Parent") and holds an equity or option interest in the Sellers' Parent;

Whereas, Officer is an executive officer of ColorSpan Corporation, who, together with its affiliates, proposes to sell to Buyer its digital graphics business unit in accordance with the terms of the Asset Purchase Agreement (herein defined);

Whereas, Officer understands that Buyer is requiring the Officer's noncompetition commitments under this Agreement in order to induce Buyer to enter into and perform that certain Asset Purchase Agreement between Sellers' Parent, its subsidiaries, including ColorSpan Corporation, and Buyer dated as of June __, 2000 (the "Asset Purchase Agreement");

Whereas, Officer desires to induce Buyer to enter into the Asset Purchase Agreement and is willing to grant the noncompetition commitments contained herein for such purpose;

Whereas, Officer understands that Buyer is relying on the commitments of the Officer contained in this Agreement in entering into the Asset Purchase Agreement.

Now, therefore, as an inducement to Buyer to enter into the Asset Purchase Agreement, and in consideration of one dollar in hand paid, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Officer agrees as follows:

     1. Non-Compete. For a period of five (5) years after the date of this Agreement, Officer shall not own or conduct, directly or indirectly, whether as an owner, employee, consultant, officer, director or otherwise, any business activity which is substantially the same as the Business, including, without limitation, (i) designing, developing, manufacturing, marketing and selling wide-format digital printers; (ii) developing, manufacturing, marketing and selling specialty coatings for use in printing and graphic arts; and (iii) marketing and selling wide format media produced by third parties. Nothing herein shall prohibit officer from owning up to 5% of the outstanding voting securities of any publicly traded entity. If in any judicial proceeding a court shall refuse to enforce any of the separate covenants deemed included in this Section, then such unenforceable covenant shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

     2. Remedies. Officer acknowledges that damages may be an inadequate remedy for Buyer in the event of a breach by Officer of his commitments hereunder. Therefore, Officer agrees that in the event of a breach by Officer of his commitments in this Agreement, Buyer shall

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be entitled to such full and complete relief as a court of equity can provide, including the remedies of injunction and specific performance, in addition to money damages.

     3. Governing Law. The Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, and any action commenced under this Agreement shall be commenced in the state or federal courts in Minnesota, which shall have exclusive jurisdiction and venue.

     4. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Asset Purchase Agreement.

     IN WITNESS WHEREOF, the undersigned has entered into this Agreement effective as of the date and year first written above.

                                     OFFICER

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